Pricing Term Sheet	Free Writing Prospectus
dated as of June 2, 2026	Filed pursuant to Rule 433
Relating to the
Preliminary Prospectus Supplements each dated June 1, 2026 to the
Prospectus dated June 1, 2026
Registration No. 333-296395

Alphabet Inc.

Concurrent Offerings of

25,459,689 Shares of Class A Common Stock, par value $0.001 per Share (the “Class A Common Stock”),

and

25,459,689 Shares of Class C Capital Stock, par value $0.001 per Share (the “Class C Capital

Stock”, and such offering of Class A Common Stock and Class C Capital Stock, the “Stock Offering”),

167,500,000 Series A Depositary Shares (the “Series A Depositary Shares”)

Each Representing a 1/20th Interest in a Share of

6.25% Series A Mandatory Convertible Preferred Stock

(the “Series A Depositary Shares Offering”)

and

167,500,000 Series B Depositary Shares (the “Series B Depositary Shares” and, together with the Series A

Depositary Shares, the “Depositary Shares”)

Each Representing a 1/20th Interest in a Share of

6.25% Series B Mandatory Convertible Preferred Stock

(the “Series B Depositary Shares Offering” and, together with the Series A Depositary Shares Offering, the “Depositary Shares Offerings”)

The information in this pricing term sheet relates only to the Stock Offering, the Series A Depositary Shares Offering and the Series B Depositary Shares Offering and should be read together with (i) the preliminary prospectus supplement dated June 1, 2026 relating to the Stock Offering (the “Stock Preliminary Prospectus Supplement”), (ii) the preliminary prospectus supplement dated June 1, 2026 relating to the Series A Depositary Shares Offering (the “Series A Depositary Shares Preliminary Prospectus Supplement”), or (iii) the preliminary prospectus supplement dated June 1, 2026 relating to the Series B Depositary Shares Offering (the “Series B Depositary Shares Preliminary Prospectus Supplement”), respectively, in each case including the documents incorporated by reference therein and the related base prospectus dated June 1, 2026. Each preliminary prospectus supplement has been filed, together with the related base prospectus, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), Registration No. 333-296395. The closing of the Series A Depositary Shares Offering and the closing of the Series B Depositary Shares Offering are cross-conditional. The closing of the Depositary Shares Offerings is not conditioned upon the closing of the Stock Offering or the closing of the Private Placement and the closing of the Stock Offering is not conditioned upon the closing of the Depositary Shares Offerings or the closing of the Private Placement. Terms not defined in this pricing term sheet have the meanings given to such terms in the Stock Preliminary Prospectus Supplement, the Series A Depositary Shares Preliminary Prospectus Supplement or the Series B Depositary Shares Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars. Alphabet Inc. has increased the size of each of the Stock Offering, the Series A Depositary Shares Offering and the Series B Depositary Shares Offering to (i) approximately $18 billion for the Stock Offering, consisting of 25,459,689 shares of Class A Common Stock and 25,459,689 shares of Class C Capital Stock (or 29,278,642 shares of Class A Common Stock and 29,278,642 shares of Class C Capital Stock if the underwriters in the Stock Offering exercise in full their over-allotment option to purchase additional shares of Class A Common Stock and Class C Capital Stock) and (ii)(a) 167,500,000 Series A Depositary Shares (or 192,500,000 Series A Depositary Shares if the underwriters in the Series A Depositary Shares Offering exercise in full their over-allotment option to purchase additional Series A Depositary Shares) and (b) 167,500,000 Series B Depositary Shares (or 192,500,000 Series B Depositary Shares if the underwriters in the Series B Depositary Shares Offering exercise in full their over-allotment option to purchase additional Series B Depositary Shares). The final prospectus supplement relating to the Stock Offering, the final prospectus supplement relating to the Series A Depositary Shares Offering or the final prospectus supplement relating to the Series B Depositary Shares Offering will reflect conforming changes relating to such increase in the size of each of the offerings, as applicable.

Issuer:	Alphabet Inc.

Ticker / Exchange for the Class A Common Stock:	GOOGL / The Nasdaq Global Select Market (“Nasdaq”)

Ticker / Exchange for the Class C Capital Stock:	GOOG / Nasdaq

Pricing Date:	June 2, 2026.

Trade Date:	June 3, 2026 (“T”).

Settlement Date for the Stock Offering:	June 4, 2026 (T+1).

Settlement Date for the Depositary Shares Offerings:	June 5, 2026 (T+2), which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the Settlement Date for the Depositary Shares Offerings will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade such Depositary Shares prior to the business day preceding the Settlement Date for the Depositary Shares Offerings should consult their own advisors.

Use of Proceeds:

The Issuer expects the net proceeds from (i) the Stock Offering to be approximately $17.8 billion (or approximately $20.5 billion if the underwriters of the Stock Offering exercise in full their over-allotment option to purchase additional shares of Class A Common Stock and Class C Capital Stock), (ii) the Series A Depositary Shares Offering to be approximately $8.3 billion (or approximately $9.5 billion if the underwriters of the Series A Depositary Shares Offering exercise in full their over-allotment option to purchase additional Series A Depositary Shares), and (iii) the Series B Depositary Shares Offering to be approximately $8.3 billion (or approximately $9.5 billion if the underwriters of the Series B Depositary Shares Offering exercise in full their over-allotment option to purchase additional Series B Depositary Shares), in each case, after deducting the applicable underwriting discounts and the Issuer’s estimated offering expenses for the Stock Offering and the Depositary Shares Offerings totaling approximately $12 million.

The Issuer intends to use approximately $439.7 million of the net proceeds from the Series A Depositary Shares Offering to pay the cost of the capped call transactions relating to the Series A Depositary Shares and approximately $439.7 million of the net proceeds from the Series B Depositary Shares Offering to pay the cost of the capped call transactions relating to the Series B Depositary Shares, and to use the remaining net proceeds from the Depositary Shares Offerings, together with the net proceeds from the Stock Offering and the Private Placement, for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. If the underwriters of the Series A Depositary Shares Offering exercise their over-allotment option to purchase additional Series A Depositary Shares, the Issuer expects to use a portion of the net proceeds from the sale of such additional Series A Depositary Shares to enter into additional capped call transactions relating to the Series A Depositary Shares. If the underwriters of the Series B Depositary Shares Offering exercise their over-allotment option to purchase additional Series B Depositary Shares, the Issuer expects to use a portion of the net proceeds from the sale of such additional Series B Depositary Shares to enter into additional capped call transactions relating to the Series B Depositary Shares.

See “Use of Proceeds” in the Stock Preliminary Prospectus Supplement, the Series A Depositary Shares Preliminary Prospectus Supplement and the Series B Depositary Shares Preliminary Prospectus Supplement.

The closing of the Series A Depositary Shares Offering and the closing of the Series B Depositary Shares Offering are cross-conditional. The closing of the Depositary Shares Offerings is not conditioned upon the closing of the Stock Offering or the closing of the Private Placement and the closing of the Stock Offering is not conditioned upon the closing of the Depositary Shares Offerings or the closing of the Private Placement.

Capped Call Transactions:

The cap price of the capped call transactions relating to the Series A Depositary Shares is initially $532.6704 per share of the Class A Common Stock, which represents a premium of approximately 50% over the Public Offering Price of the Class A Common Stock in the Stock Offering.

The cap price of the capped call transactions relating to the Series B Depositary Shares is initially $527.7974 per share of the Class C Capital Stock, which represents a premium of approximately 50% over the Public Offering Price of the Class C Capital Stock in the Stock Offering.

Stock Offering

Class A Common Stock Offered:	25,459,689 shares of Class A Common Stock

Class C Capital Stock Offered:	25,459,689 shares of Class C Capital Stock

Over-allotment Option for Underwriters to Purchase Additional Shares of Class A Common Stock and Class C Capital Stock:	3,818,953 shares of Class A Common Stock and 3,818,953 shares of Class C Capital Stock

Public Offering Price of the Class A Common Stock:	$355.1982 per share of Class A Common Stock

Public Offering Price of the Class C Capital Stock:	$351.8018 per share of Class C Capital Stock

Nasdaq Last Reported Sale Price of the Class A Common Stock on June 2, 2026:	$361.85 per share of Class A Common Stock

Nasdaq Last Reported Sale Price of the Class C Capital Stock on June 2, 2026:	$358.39 per share of Class C Capital Stock

CUSIP / ISIN for the Class A Common Stock:	02079K305 / US02079K3059

CUSIP / ISIN for the Class C Capital Stock:	02079K107 / US02079K1079

Joint Book-Running Managers:

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

BTIG, LLC Credit Agricole Securities (USA) Inc. Mizuho Securities USA LLC RBC Capital Markets, LLC SG Americas Securities, LLC TD Securities (USA) LLC

Co-Managers:

Academy Securities, Inc.

BBVA Securities Inc.

Commerz Markets LLC

ING Financial Markets LLC

MUFG Securities Americas Inc.

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

Bancroft Capital, LLC

Blaylock Van, LLC

Cabrera Capital Markets LLC

Guzman & Company

Loop Capital Markets LLC

Mischler Financial Group, Inc.

Siebert Williams Shank & Co., LLC

Telsey Advisory Group LLC

Concurrent Private Placement:	On June 1, 2026, the Issuer entered into a stock purchase agreement with an affiliate of Berkshire Hathaway Inc. (“Berkshire Hathaway”) for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion (the “Private Placement”). In connection with the Private Placement, the Issuer has agreed to provide Berkshire Hathaway with certain registration rights. The shares are being offered and sold to Berkshire Hathaway in a private placement pursuant to Section 4(a)(2) of the Securities Act. The shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Private Placement is expected to close concurrently with the Stock Offering, subject to customary closing conditions. The closing of the Private Placement is not conditioned upon the closing of the Stock Offering or the closing of the Depositary Shares Offerings.

Series A Depositary Shares Offering

Series A Depositary Shares Offered:	167,500,000 Series A Depositary Shares, each of which represents a 1/20th interest in a share of the Issuer’s 6.25% Series A Mandatory Convertible Preferred Stock (the “Series A Mandatory Convertible Preferred Stock”). At settlement of the Series A Depositary Shares Offering, the Issuer will issue 8,375,000 shares of Series A Mandatory Convertible Preferred Stock, subject to the underwriters’ over-allotment option.

Over-allotment Option for Underwriters to Purchase Additional Series A Depositary Shares:	25,000,000 additional Series A Depositary Shares (corresponding to 1,250,000 additional shares of the Series A Mandatory Convertible Preferred Stock), solely to cover over-allotments.

Public Offering Price of the Series A Depositary Shares:	$50.00 per Series A Depositary Share.

Dividends:

6.25% of the liquidation preference of $1,000 per share of the Series A Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date for the Depositary Shares Offerings and, to the extent that the Issuer is legally permitted to pay dividends and its board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Series A Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash or, subject to certain limitations, by delivery of shares of Class A Common Stock or through any combination of cash and shares of Class A Common Stock, as determined by the Issuer’s board of directors in its sole discretion; provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date is approximately $12.1528 per share of Series A Mandatory Convertible Preferred Stock (equivalent to approximately $0.6076 per Series A Depositary Share). Each subsequent dividend is expected to be $15.6250 per share of Series A Mandatory Convertible Preferred Stock (equivalent to $0.78125 per Series A Depositary Share).

Dividend Record Dates:	The February 1, May 1, August 1 and November 1 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2026 and ending on, and including, May 15, 2029.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2029.

Initial Price:	Equal to $1,000, divided by the Series A Maximum Conversion Rate, rounded to the nearest $0.0001, which initially is $355.1136 and is approximately equal to the Public Offering Price of the Class A Common Stock in the Stock Offering.

Threshold Appreciation Price:	Equal to $1,000, divided by the Series A Minimum Conversion Rate, rounded to the nearest $0.0001, which initially is $444.0497 and represents a premium of approximately 25% over the Initial Price.

Floor Price:	$124.29 (approximately 35% of the Initial Price), subject to adjustment as described in the Series A Depositary Shares Preliminary Prospectus Supplement.

Conversion Rate per Share of Series A Mandatory Convertible Preferred Stock:

The conversion rate for each share of Series A Mandatory Convertible Preferred Stock will be not more than 2.8160 shares of Class A Common Stock and not less than 2.2520 shares of Class A Common Stock (respectively, the “Series A Maximum Conversion Rate” and “Series A Minimum Conversion Rate”), depending on the applicable market value (as defined in the Series A Depositary Shares Preliminary Prospectus Supplement) of the Class A Common Stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Series A Depositary Share will be not more than 0.1408 shares of Class A Common Stock and not less than 0.1126 shares of Class A Common Stock.

The following table illustrates the conversion rate per share of the Series A Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Series A Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Class A Common Stock:

Applicable Market Value of the Class A Common Stock	Conversion Rate per Share of Series A Mandatory Convertible Preferred Stock

Greater than the Threshold Appreciation Price	2.2520 shares of Class A Common Stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 2.2520 and 2.8160 shares of Class A Common Stock, determined by dividing $1,000 by the applicable market value, rounded to the nearest ten-thousandth

Less than the Initial Price	2.8160 shares of Class A Common Stock

The following table illustrates the conversion rate per Series A Depositary Share, subject to certain anti-dilution adjustments described in the Series A Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Class A Common Stock:

Applicable Market Value of the Class A Common Stock	Conversion Rate per Series A Depositary Share

Greater than the Threshold Appreciation Price	0.1126 shares of Class A Common Stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 0.1126 and 0.1408 shares of Class A Common Stock, determined by dividing $50 by the applicable market value

Less than the Initial Price	0.1408 shares of Class A Common Stock

Optional Conversion:	Other than during a fundamental change conversion period (as defined in the Series A Depositary Shares Preliminary Prospectus Supplement), at any time prior to May 15, 2029, a holder of Series A Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Series A Mandatory Convertible Preferred Stock, in whole or in part, at the Series A Minimum Conversion Rate of 2.2520 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock (equivalent to 0.1126 shares of Class A Common Stock per Series A Depositary Share), subject to adjustment as described in the Series A Depositary Shares Preliminary Prospectus Supplement. Because each Series A Depositary Share represents a 1/20th fractional interest in a share of Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may convert its Series A Depositary Shares only in lots of 20 Series A Depositary Shares.

Fundamental Change:

If a fundamental change (as defined in the Series A Depositary Shares Preliminary Prospectus Supplement) occurs on or prior to May 15, 2029, holders of the Series A Mandatory Convertible Preferred Stock will have the right to convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part, into shares of Class A Common Stock at the fundamental change conversion rate (as defined in the Series A Depositary Shares Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Series A Depositary Shares Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) May 15, 2029. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than May 15, 2029.

The following table sets forth the fundamental change conversion rate per share of Series A Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price (as defined in the Series A Depositary Shares Preliminary Prospectus Supplement) in the fundamental change:

	Stock Price
Effective Date	$100.00	$200.00	$300.00	$355.11	$400.00	$425.00	$444.05	$500.00	$600.00	$750.00	$1,000.00
June 5, 2026	2.7020	2.5980	2.4560	2.3980	2.3600	2.3420	2.3300	2.3040	2.2720	2.2480	2.2360
May 15, 2027	2.7480	2.6740	2.5160	2.4420	2.3920	2.3680	2.3540	2.3180	2.2780	2.2520	2.2400
May 15, 2028	2.7840	2.7660	2.6140	2.5080	2.4340	2.3980	2.3760	2.3240	2.2740	2.2500	2.2440
May 15, 2029	2.8160	2.8160	2.8160	2.8160	2.5000	2.3520	2.2520	2.2520	2.2520	2.2520	2.2520

The exact stock price and effective date may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Series A Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Series A Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $1,000.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series A Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Series A Mandatory Convertible Preferred Stock will be the Series A Minimum Conversion Rate; and

•

if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series A Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Series A Mandatory Convertible Preferred Stock will be the Series A Maximum Conversion Rate.

The following table sets forth the fundamental change conversion rate per Series A Depositary Share based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$100.00	$200.00	$300.00	$355.11	$400.00	$425.00	$444.05	$500.00	$600.00	$750.00	$1,000.00
June 5, 2026	0.1351	0.1299	0.1228	0.1199	0.1180	0.1171	0.1165	0.1152	0.1136	0.1124	0.1118
May 15, 2027	0.1374	0.1337	0.1258	0.1221	0.1196	0.1184	0.1177	0.1159	0.1139	0.1126	0.1120
May 15, 2028	0.1392	0.1383	0.1307	0.1254	0.1217	0.1199	0.1188	0.1162	0.1137	0.1125	0.1122
May 15, 2029	0.1408	0.1408	0.1408	0.1408	0.1250	0.1176	0.1126	0.1126	0.1126	0.1126	0.1126

The exact stock price and effective date may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Series A Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Series A Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $1,000.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series A Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Series A Depositary Share will be the Series A Minimum Conversion Rate, divided by 20; and

•

if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series A Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Series A Depositary Share will be the Series A Maximum Conversion Rate, divided by 20.

Because each Series A Depositary Share represents a 1/20th fractional interest in a share of Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may convert its Series A Depositary Shares upon the occurrence of a fundamental change only in lots of 20 Series A Depositary Shares.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Series A Depositary Shares Preliminary Prospectus Supplement) is 4.09% per annum.

Listing:	The Issuer intends to apply to list the Series A Depositary Shares on Nasdaq under the symbol “GOOGM.” No assurance can be given that the Series A Depositary Shares will be listed or that any such application for listing will be approved.

CUSIP / ISIN for the Series A Depositary Shares:	02079K 404 / US02079K4040

CUSIP / ISIN for the Series A Mandatory Convertible Preferred Stock:	02079K 503 / US02079K5039

Joint Book-Running Managers:

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

BTIG, LLC

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

SG Americas Securities, LLC

TD Securities (USA) LLC

Co-Managers:

Academy Securities, Inc.

BBVA Securities Inc.

Commerz Markets LLC

ING Financial Markets LLC

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

Bancroft Capital, LLC

Blaylock Van, LLC

Cabrera Capital Markets LLC Guzman & Company Loop Capital Markets LLC Mischler Financial Group, Inc. Siebert Williams Shank & Co., LLC Telsey Advisory Group LLC

Series B Depositary Shares Offering

Series B Depositary Shares Offered:	167,500,000 Series B Depositary Shares, each of which represents a 1/20th interest in a share of the Issuer’s 6.25% Series B Mandatory Convertible Preferred Stock (the “Series B Mandatory Convertible Preferred Stock”). At settlement of the Series B Depositary Shares Offering, the Issuer will issue 8,375,000 shares of Series B Mandatory Convertible Preferred Stock, subject to the underwriters’ over-allotment option.

Over-allotment Option for Underwriters to Purchase Additional Series B Depositary Shares:	25,000,000 additional Series B Depositary Shares (corresponding to 1,250,000 additional shares of the Series B Mandatory Convertible Preferred Stock), solely to cover over-allotments.

Public Offering Price of the Series B Depositary Shares:	$50.00 per Series B Depositary Share.

Dividends:

6.25% of the liquidation preference of $1,000 per share of the Series B Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date for the Depositary Shares Offerings and, to the extent that the Issuer is legally permitted to pay dividends and its board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Series B Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash or, subject to certain limitations, by delivery of shares of Class C Capital Stock or through any combination of cash and shares of Class C Capital Stock, as determined by the Issuer’s board of directors in its sole discretion; provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date is approximately $12.1528 per share of Series B Mandatory Convertible Preferred Stock (equivalent to approximately $0.6076 per Series B Depositary Share). Each subsequent dividend is expected to be $15.6250 per share of Series B Mandatory Convertible Preferred Stock (equivalent to $0.78125 per Series B Depositary Share).

Dividend Record Dates:	The February 1, May 1, August 1 and November 1 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2026 and ending on, and including, May 15, 2029.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2029.

Initial Price:	Equal to $1,000, divided by the Series B Maximum Conversion Rate, rounded to the nearest $0.0001, which initially is $351.8649 and is approximately equal to the Public Offering Price of the Class C Capital Stock in the Stock Offering.

Threshold Appreciation Price:	Equal to $1,000, divided by the Series B Minimum Conversion Rate, rounded to the nearest $0.0001, which initially is $439.7537 and represents a premium of approximately 25% over the Initial Price.

Floor Price:	$123.15 (approximately 35% of the Initial Price), subject to adjustment as described in the Series B Depositary Shares Preliminary Prospectus Supplement.

Conversion Rate per Share of Series B Mandatory Convertible Preferred Stock:

The conversion rate for each share of Series B Mandatory Convertible Preferred Stock will be not more than 2.8420 shares of Class C Capital Stock and not less than 2.2740 shares of Class C Capital Stock (respectively, the “Series B Maximum Conversion Rate” and “Series B Minimum Conversion Rate”), depending on the applicable market value (as defined in the Series B Depositary Shares Preliminary Prospectus Supplement) of the Class C Capital Stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Series B Depositary Share will be not more than 0.1421 shares of Class C Capital Stock and not less than 0.1137 shares of Class C Capital Stock.

The following table illustrates the conversion rate per share of the Series B Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Series B Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Class C Capital Stock:

Applicable Market Value of the Class C Capital Stock	Conversion Rate per Share of Series B Mandatory Convertible Preferred Stock

Greater than the Threshold Appreciation Price	2.2740 shares of Class C Capital Stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 2.2740 and 2.8420 shares of Class C Capital Stock, determined by dividing $1,000 by the applicable market value, rounded to the nearest ten-thousandth

Less than the Initial Price	2.8420 shares of Class C Capital Stock

The following table illustrates the conversion rate per Series B Depositary Share, subject to certain anti-dilution adjustments described in the Series B Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Class C Capital Stock:

Applicable Market Value of the Class C Capital Stock	Conversion Rate per Series B Depositary Share

Greater than the Threshold Appreciation Price	0.1137 shares of Class C Capital Stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 0.1137 and 0.1421 shares of Class C Capital Stock, determined by dividing $50 by the applicable market value

Less than the Initial Price	0.1421 shares of Class C Capital Stock

Optional Conversion:	Other than during a fundamental change conversion period (as defined in the Series B Depositary Shares Preliminary Prospectus Supplement), at any time prior to May 15, 2029, a holder of Series B Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Series B Mandatory Convertible Preferred Stock, in whole or in part, at the Series B Minimum Conversion Rate of 2.2740 shares of Class C Capital Stock per share of Series B Mandatory Convertible Preferred Stock (equivalent to 0.1137 shares of Class C Capital Stock per Series B Depositary Share), subject to adjustment as described in the Series B Depositary Shares Preliminary Prospectus Supplement. Because each Series B Depositary Share represents a 1/20th fractional interest in a share of Series B Mandatory Convertible Preferred Stock, a holder of Series B Depositary Shares may convert its Series B Depositary Shares only in lots of 20 Series B Depositary Shares.

Fundamental Change:	If a fundamental change (as defined in the Series B Depositary Shares Preliminary Prospectus Supplement) occurs on or prior to May 15, 2029, holders of the Series B Mandatory Convertible Preferred Stock will have the right to convert their shares of Series B Mandatory Convertible Preferred Stock, in whole or in part, into shares of Class C Capital Stock at the fundamental change conversion rate (as defined in the Series B Depositary Shares Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Series B Depositary Shares Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) May 15, 2029. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than May 15, 2029.

The following table sets forth the fundamental change conversion rate per share of Series B Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price (as defined in the Series B Depositary Shares Preliminary Prospectus Supplement) in the fundamental change:

	Stock Price
Effective Date	$100.00	$200.00	$300.00	$351.86	$400.00	$425.00	$439.75	$500.00	$600.00	$750.00	$1,000.00
June 5, 2026	2.7280	2.6180	2.4760	2.4200	2.3800	2.3620	2.3540	2.3240	2.2920	2.2700	2.2580
May 15, 2027	2.7740	2.6980	2.5360	2.4640	2.4100	2.3880	2.3760	2.3380	2.2980	2.2740	2.2620
May 15, 2028	2.8100	2.7920	2.6340	2.5320	2.4520	2.4160	2.3980	2.3420	2.2940	2.2720	2.2660
May 15, 2029	2.8420	2.8420	2.8420	2.8420	2.5000	2.3520	2.2740	2.2740	2.2740	2.2740	2.2740

The exact stock price and effective date may not be set forth on the table, in which case:

•   if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Series B Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Series B Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•   if the stock price is in excess of $1,000.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series B Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Series B Mandatory Convertible Preferred Stock will be the Series B Minimum Conversion Rate; and

•   if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series B Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Series B Mandatory Convertible Preferred Stock will be the Series B Maximum Conversion Rate.

The following table sets forth the fundamental change conversion rate per Series B Depositary Share based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$100.00	$200.00	$300.00	$351.86	$400.00	$425.00	$439.75	$500.00	$600.00	$750.00	$1,000.00
June 5, 2026	0.1364	0.1309	0.1238	0.1210	0.1190	0.1181	0.1177	0.1162	0.1146	0.1135	0.1129
May 15, 2027	0.1387	0.1349	0.1268	0.1232	0.1205	0.1194	0.1188	0.1169	0.1149	0.1137	0.1131
May 15, 2028	0.1405	0.1396	0.1317	0.1266	0.1226	0.1208	0.1199	0.1171	0.1147	0.1136	0.1133
May 15, 2029	0.1421	0.1421	0.1421	0.1421	0.1250	0.1176	0.1137	0.1137	0.1137	0.1137	0.1137

The exact stock price and effective date may not be set forth on the table, in which case:

•   if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Series B Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Series B Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•   if the stock price is in excess of $1,000.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series B Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Series B Depositary Share will be the Series B Minimum Conversion Rate, divided by 20; and

•   if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Series B Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Series B Depositary Share will be the Series B Maximum Conversion Rate, divided by 20.

Because each Series B Depositary Share represents a 1/20th fractional interest in a share of Series B Mandatory Convertible Preferred Stock, a holder of Series B Depositary Shares may convert its Series B Depositary Shares upon the occurrence of a fundamental change only in lots of 20 Series B Depositary Shares.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Series B Depositary Shares Preliminary Prospectus Supplement) is 4.09% per annum.

Listing:	The Issuer intends to apply to list the Series B Depositary Shares on Nasdaq under the symbol “GOOGN.” No assurance can be given that the Series B Depositary Shares will be listed or that any such application for listing will be approved.

CUSIP / ISIN for the Series B Depositary Shares:	02079K 602 / US02079K6029

CUSIP / ISIN for the Series B Mandatory Convertible Preferred Stock:	02079K 701 / US02079K7019

Joint Book-Running Managers:

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

BTIG, LLC Credit Agricole Securities (USA) Inc. Mizuho Securities USA LLC RBC Capital Markets, LLC SG Americas Securities, LLC TD Securities (USA) LLC

Co-Managers:

Academy Securities, Inc.

BBVA Securities Inc.

Commerz Markets LLC

ING Financial Markets LLC

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

Bancroft Capital, LLC

Blaylock Van, LLC

Cabrera Capital Markets LLC

Guzman & Company

Loop Capital Markets LLC

Mischler Financial Group, Inc.

Siebert Williams Shank & Co., LLC

Telsey Advisory Group LLC

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the Stock Preliminary Prospectus Supplement, the Series A Depositary Shares Preliminary Prospectus Supplement or the Series B Depositary Shares Preliminary Prospectus Supplement, as the case may be, the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Stock Offering and the Depositary Shares Offerings. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from (i) Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; (ii) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com or (iii) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by emailing prospectus@morganstanley.com.

This communication should be read in conjunction with the Stock Preliminary Prospectus Supplement, the Series A Depositary Shares Preliminary Prospectus Supplement or the Series B Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the related base prospectus. The information in this communication supersedes the information in the Stock Preliminary Prospectus Supplement, the Series A Depositary Shares Preliminary Prospectus Supplement or the Series B Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the related base prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the related base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.